Exhibit 4.4(d)
AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 2 to Third Amended and Restated Credit Agreement (this “Amendment”) is entered into as of February 20, 2015 by and among The Manitowoc Company, Inc. (the “Borrower”), the Subsidiary Borrowers (as defined in the Credit Agreement (as defined below)) signatory hereto, JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.
RECITALS
A.    The Borrower, the Subsidiary Borrowers, the Administrative Agent and the Lenders (as defined in the Credit Agreement) are party to that certain Third Amended and Restated Credit Agreement dated as of January 3, 2014 (as amended or restated from time to time, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
B.    The Borrower, the Subsidiary Borrowers, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.
Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.    Amendment to Credit Agreement. Upon the Effective Date (as defined below), the defined term “Consolidated EBIT” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:
“Consolidated EBIT” means, for any period, Consolidated Net Income from continuing operations for such period before deducting therefrom Consolidated Interest Expense for such period (to the extent deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income (including foreign withholding taxes imposed on interest or dividend payments and state single business, unitary or similar taxes imposed on net income) that were included in arriving at Consolidated Net Income for such period and without giving effect, without duplication, to (a) any extraordinary gains, extraordinary losses or other extraordinary non-cash charges or benefits, (b) any charges arising out of prepayments of the Senior Notes, (c) any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, (d) fees, expenses and charges incurred or recorded in connection with the Transactions, (e) non-recurring cash and non-cash charges permitted by this Agreement in connection with any restructuring, recapitalization, Investment, Permitted Acquisition or incurrence of Indebtedness (other than in connection with the Transactions), incurred or recorded after February 10, 2014 in an aggregate amount not to exceed $50,000,000 during any period of twelve consecutive months, (f) the implied interest component of any Permitted Securitization or Factoring Agreement, (g) any non-cash charges attributable to the expensing of the grant of stock, stock options or other equity-based awards, (h) any non-cash charges attributable to asset impairments, write-offs and write-downs associated with any restructuring or the sale or discontinuance of assets, products, or business lines (other than those representing the accrual or reserve for a future cash expense), and (i) any non-cash charges attributable to long-term incentive plan changes and employee benefit and pension plan changes.
2.    Representations and Warranties of the Borrower. The Borrower represents and warrants that as of the date hereof and as of the Effective Date (defined below):
(a)    The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and, if required, stockholder or similar action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Credit Document for purposes thereof) is true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the Effective Date (other than representations and warranties that relate solely to an earlier date); and
(c)    No Default has occurred and is continuing.
3.    Effective Date. This Amendment shall become effective on the date and at the time (the “Effective Date”) upon which all of the following conditions have been satisfied:
(a)    the execution and delivery hereof by the Borrower, the Subsidiary Borrowers, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders); and
(b)    the execution and delivery by the Borrower, the Subsidiary Borrowers and the Subsidiary Guarantors of an Affirmation of Guaranty and Security Documents in substantially the form of Exhibit A hereto.
4.    Reference to and Effect Upon the Credit Agreement; Other.
(a)    Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall constitute a Credit Document.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
5.    Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.
6.    Governing Law. This Amendment shall be governed and construed in accordance with and governed by the law (without regard to conflict of law provisions) of the State of New York.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of manually executed counterpart hereof.
[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.
THE MANITOWOC COMPANY, INC.
By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Senior Vice President, General Counsel & Secretary

MANITOWOC EMEA HOLDING SARL
By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Manager

MANITOWOC HOLDING ASIA SAS
By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    General Manager

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By: /s/ Richard D. Barritt
Name:    Richard D. Barritt
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ _Mark Holm______________
Name: Mark Holm
Title:    Managing Director

BANK OF AMERICA, N.A., as a Lender
By: /s/ _Christopher Wozniak______________
Name: Christopher Wozniak
Title:    Vice President

SunTrust Bank, as a Lender
By: /s/ _Elizabeth Tallmadge______________
Name: Elizabeth Tallmadge
Title:    Managing Director

BMO Harris Bank N.A., as a Lender
By: /s/ _Ronald J. Carey______________
Name: Ronald J. Carey
Title:    Senior Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND" NEW YORK BRANCH, as a Lender
By: /s/ _James Purky______________
Name: James Purky
Title:    Vice President

By: /s/ _William Binder______________
Name: William Binder
Title:    Executive Director

The Bank of Tokyo-Mitsubishi UFJ, LTD., as a Lender
By: /s/ _Mark Maloney______________
Name: Mark Maloney
Title:    Authorized Signatory

Deutche Bank AG London Branch, as a Lender
By: /s/ _Mark Dixson______________
Name: Mark Dixson
Title:    Managing Director

By: /s/ _Ray Dukes_____________
Name: Ray Dukes
Title:    Vice President

Fifth Third Bank, as a Lender
By: /s/ _Gary Losey______________
Name: Gary Losey
Title:    VP-Corporate Banking

HSBC Bank USA, N.A., as a Lender
By: /s/ _Joseph A. Philbin___________
Name: Joseph A. Philbin
Title:    Senior Vice President

SIEMENS FINANCIAL SERVICES, INC., as a Lender
By: /s/ _Maria Levy___________
Name: Maria Levy
Title:    Vice President

By: /s/ _Edward Parkes IV___________
Name: Edward Parkes IV
Title:    Vice President

BRANCH BANKING AND TRUST COMPANY., as a Lender
By: /s/ _Kurt W. Anstaett___________
Name: Kurt W. Anstaett
Title:    Senior Vice President

Associated Bank, N.A., as a Lender
By: /s/ _Dan Holzhauer___________
Name: Dan Holzhauer
Title:    Senior Vice President

PNC Bank, National Association, as a Lender
By: /s/ _Christopher Hermann___________
Name: Christopher Hermann
Title:    Vice President

Credit Agricole Corporate & Investment Bank, as a Lender
By: /s/ _Mike McIntyre___________
Name: Mike McIntyr
Title:    Director

By: /s/ _Aaron Sansone___________
Name: Aaron Sansone
Title:    Vice President

SOCIETE GENERALE, as a Lender
By: /s/ _Linda Tam___________
Name: Linda Tam
Title:    Director

TD Bank, N.A., as a Lender
By: /s/ _Bernadette Collins___________
Name: Bernadette Collins
Title:    Senior Vice President

The Northern Trust Company, as a Lender
By: /s/ _Murtuza Ziauddin___________
Name: Murtuza Ziauddin
Title:    Vice President

STIFEL BANK & TRUST, as a Lender
By: /s/ _Benjamin L. Dodd__________
Name: Benjamin L. Dodd
Title:    Senior Vice President

Credit Industriel et Commercial, as a Lender
By: /s/ _Nicolas Regent__________
Name: Nicolas Regent
Title:    Vice President

By: /s/ _Eric Longuet__________
Name: Eric Longuet
Title:    Managing Director

CIC Lyonnaise de Banque, as a Lender
By: /s/ Jean-Luc MANGIONE__________
Name: Jean-Luc MANGIONE
Title:    Directeur des Credits (Credit Manager)

ARES XXIV CLO LTD., as a Lender
BY: ARES CLOS MANAGEMENT XXIV, L.P., ITS ASSET MANAGER
BY: ARES CLO GP XXIV, LLC, ITS GENERAL PARTNER
By: /s/ John Eanes________
Name: John Eanes
Title:    Authorized Signatory

ARES XXVI CLO LTD., as a Lender
BY: ARES CLOS MANAGEMENT XXVI, L.P., its Collateral Manager
BY: ARES CLO GP XXVI, LLC, its General Partner
By: /s/ John Eanes________
Name: John Eanes
Title:    Authorized Signatory

ARES XXVIII CLO LTD., as a Lender
BY: ARES CLOS MANAGEMENT XXVIII, L.P., its Asset Manager
BY: ARES CLO GP XXVIII, LLC, its General Partner
By: /s/ John Eanes________
Name: John Eanes
Title:    Authorized Signatory

ARES XXXI CLO LTD., as a Lender
BY: ARES CLOS MANAGEMENT XXXI, L.P., its Portfolio Manager
BY: ARES MANAGEMENT, LLC, its General Partner
By: /s/ John Eanes________
Name: John Eanes
Title:    Authorized Signatory

KAISER FOUNDATION HOSPITALS, as a Lender
BY: ARES MANAGEMENT LLC, as porfolio manager
By: /s/ John Eanes________
Name: John Eanes
Title:    Authorized Signatory

AMMC CLO IX, as a Lender
BY: American Money Management Corp., as collateral manager
By: /s/ David P. Meyer________
Name: David P. Meyer
Title:    Senior Vice President

AMMC CLO X, as a Lender
BY: American Money Management Corp., as Collateral Manager
By: /s/ David P. Meyer________
Name: David P. Meyer
Title:    Senior Vice President

AMMC CLO XIII, LIMITED, as a Lender
BY: American Money Management Corp., as Collateral Manager
By: /s/ David P. Meyer________
Name: David P. Meyer
Title:    Senior Vice President

AMMC CLO XIV, LIMITED, as a Lender
BY: American Money Management Corp., as Collateral Manager
By: /s/ David P. Meyer________
Name: David P. Meyer
Title:    Senior Vice President

BNP Paribas Global Senior Corporate Loans, as a Lender
By: /s/ Dennis Tian________
Name: Dennis Tian
Title:    Portfolio Manager

By: /s/ Javier Peres Diaz________
Name: Javier Peres Diaz
Title:    Portfolio Manager

BlueMountain CLO 2011-1 Ltd, as a Lender
BY: BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC, its Collateral Manager

By: /s/ Meghan Fornshell_______
Name: Meghan Fornshell
Title:    Operations Analyst

BlueMountain CLO 2012-2 Ltd, as a Lender
BY: BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC, its Collateral Manager

By: /s/ Meghan Fornshell_______
Name: Meghan Fornshell
Title:    Operations Analyst

BlueMountain CLO 2013-1 Ltd, as a Lender
BY: BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC, its Collateral Manager

By: /s/ Meghan Fornshell_______
Name: Meghan Fornshell
Title:    Operations Analyst

BlueMountain CLO 2013-4 Ltd, as a Lender
BY: BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC, its Collateral Manager

By: /s/ Meghan Fornshell_______
Name: Meghan Fornshell
Title:    Operations Analyst

EXHIBIT A
AFFIRMATION OF GUARANTY AND SECURITY DOCUMENTS
Each of the undersigned (i) acknowledges receipt of a copy of that certain Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of February 20, 2015 (the “Amendment”) amending that certain Third Amended and Restated Credit Agreement dated as of January 3, 2014 (the “Credit Agreement”) referred to therein, (ii) consents to the Amendment and each of the transactions referenced therein, (iii) hereby reaffirms its obligations under the Parent Guaranty, the Subsidiary Guaranty, the Reaffirmation Agreement and each other Security Document to which it is a party, as applicable, and (iv) agrees that all references in any such other Credit Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment.

[signature pages follow]

THE MANITOWOC COMPANY, INC.
By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Senior Vice President, General Counsel & Secretary

MANITOWOC EMEA HOLDING SARL

By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Manager

MANITOWOC HOLDING ASIA SAS
MANITOWOC FRANCE SAS

By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    General Manager

ENODIS LIMITED
MTW COUNTY LIMITED

By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Director

WELBILT WALK-INS, LP

By: Westran Corporation, its General Partner

By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Vice President Secretary

APPLIANCE SCIENTIFIC, INC.
CLEVELAND RANGE, LLC
ENODIS CORPORATION
ENODIS HOLDINGS, INC.
FRYMASTER, L.L.C.
GROVE U.S. L.L.C.
KYSOR INDUSTRIAL CORPORATION
KYSOR NEVADA HOLDING CORP.
MANITOWOC CRANE COMPANIES, LLC
MANITOWOC CRANES, LLC
MANITOWOC CRANE GROUP U.S. HOLDING, LLC
MANITOWOC FP, INC.
MANITOWOC FSG INTERNATIONAL HOLDINGS, INC.
MANITOWOC FOODSERVICE COMPANIES, LLC
MANITOWOC FSG OPERATIONS, LLC
MANITOWOC FSG SERVICES, LLC
MANITOWOC FSG U.S. HOLDING, LLC
MCCANN’S ENGINEERING & MANUFACTURING CO., LLC
MMG HOLDING CO., LLC
THE DELFIELD COMPANY, LLC

By: /s/ Maurice D. Jones
Name: Maurice D. Jones
Title: Vice President and Secretary